Exhibit 10.59
COGNOVIT PROMISSORY NOTE

$225,000.00	May 19	, 2011

For value received, OURPET’S COMPANY (the “Borrower”), promises to pay to the order of Growth Capital Corp. (the “Lender”), at IMG Center, 1360 East Ninth Street, Ste. 350, Cleveland, OH 44114, or at such other address as may be designated in writing by the Lender, the principal sum of Two Hundred Twenty Five Thousand Dollars, together with interest on the unpaid principal balance from time to time outstanding, at the rate of 3 percent (3.0%) per annum until paid. The principal of and interest on this Note shall be paid in sixty (60) consecutive monthly installments in accordance with the schedule attached hereto and made a part hereof, which shall be due and payable on the first day of each calendar month commencing November 1st , 2011 (the “First Installment Date”) and ending October 1st , 2016 the “Last Installment Date”); provided, however, that the amount of the installment payable on the First Installment Date shall include interest accrued hereon from the Closing Date to the First Installment Date, and that the amount of the installment payable on the Last Installment Date shall be equal to the balance of the principal sum then outstanding, together with all interest accrued thereon. In addition, the Borrower promises to pay to the order of the Lender, at the above address, a monthly service fee equal to one-twelfth (1/12) of one-fourth (1/4) of one percent (1%) of the principal balance outstanding under this Note.

The annual rate of interest stated herein shall apply to a three-hundred-sixty-five (365) day period, and amounts of interest due hereunder shall be computed upon the actual days in each month. Installments of principal and interest shall be applied first to interest as provided herein and the balance to principal due hereunder.

The Borrower may prepay all or any portion of the principal sum hereof at any time without penalty. All such prepayments shall be applied to the payment of the principal installments due hereon in the inverse order of their maturity, and shall be accompanied by the payment of accrued interest on the amount of the prepayment to the date thereof.

The payment of this Note and all interest hereon is secured by the Security documents, as defined in the Loan Agreement dated May 19, 2011 between the Lender and the Borrower (the “Loan Agreement”). The covenants, conditions and agreements contained in the Loan Agreement, the Security Documents and any and all other documents or instruments evidencing or securing the loan evidenced by this Note (collectively, the “Loan Documents”) are hereby made a part of this Note.

If default shall occur in the payment of any installment of interest, or of principal and interest, under this Note, in either case continuing for a period of ten (10) days after any such payment shall have become due and payable, or if an Event of Default (as defined in any of the Loan Documents) shall have occurred and be continuing, then, at the option of the Lender, the entire principal sum and all interest accrued hereon shall become due and payable at once, without demand or notice, said notice and demand being hereby expressly waived.

Exhibit 10.59
Except where prohibited by law, the Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorney’s fees paid or incurred by the Lender on account of such collection caused by default, whether under the terms of this Note or under the terms of the agreements or conditions of the Loan Agreement, whether or not suit is filed with respect thereto.

For the period during which a default shall exist in the payment of each and every installment of principal or interest, or of principal and interest, or of service fees due and payable under this Note, a late charge equal to five percent (5%) of each such installment shall be due and payable, in addition to all other sums due hereunder, for each and every month during which such default shall exist. For any period during which a default shall exist under Sections 4.1(h), (I) or (j) and 5.1© of the Loan Agreement, this Note shall bear interest at the rate which is the lesser of (a) twelve percent (12%) per annum, or (b) highest rate permitted by the laws of the State of Ohio.

The Borrower authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other State or territory of the United States after the above indebtedness becomes due thereon, together with the costs of suit, and thereupon to waive all errors and rights of appeal and stay of execution.

This Note was executed at Cleveland, Ohio and shall be construed in accordance with the laws of the State of Ohio.

WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE OF HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OURPET’S COMPANY
BORROWER

By:

Its: